ESTIMATED RESERVES AND FUTURE NET REVENUE

TN-K ENERGY

KENTUCKY AND TENNESSEE PROPERTIES

CONSTANT PRICES AND EXPENSES

Effective Date: DECEMBER 31, 2012

ESTIMATED RESERVES AND

FUTURE NET REVENUE

TN-K ENERGY

INDEX

LETTER

SCHEDULES

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower
15 East Fifth Street • Suite 3500
Tulsa, Oklahoma 74103-4350
(918) 587-5521 • Fax: (918) 587-2881
www.lkaengineers.com

March 14, 2013

TN-K Energy Company
649 Sparta Hwy., Suite 102
Crossville, Tennessee 38555

Attention: Mr. Ken Page

Re: Estimated Proved, Probable and Possible Reserves and Future Net Cash Flow from Properties in Kentucky and Tennessee

Gentlemen:

In accordance with your request, we have prepared an estimate of the reserves and future net cash flow attributable to the interests owned by TN-K Energy Company, located in the states of Kentucky and Tennessee. The effective date of our estimate is December 31, 2012, and the results summarized.

	ESTIMATED REMAINING RESERVES		FUTURE NET REVENUE	
	GROSS	NET		
RESERVE CLASSIFICATION	Oil (BBLS)	Oil (BBLS)	Total ($)	Disc. @ 10% ($)
Proved Developed				
Producing	144,159	10,095	832,142	486,372
Non-Producing	5,996	3,819	216,600	164,173
Sub-Total	150,155	13,914	1,048,742	650,545
Proved Undeveloped	75,595	8,640	534,282	347,838
Total Proved	225,750	22,554	1,583,024	998,383
Probable	156,675	37,068	2,295,729	1,459,237
Possible	236,445	68,039	4,143,719	2,510,875
TOTAL ALL RESERVES	618,870	127,661	8,022,472	4,968,495

Note: Totals may not agree with schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

No attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

This report consists of various summaries. Schedule No. 1 presents summary forecasts of annual gross and net production, operating income, and net revenue by area and reserve category. Schedule 2 is a maximum to minimum listing of the individual properties based on discounted future net revenue ordered by reserve category. An alphabetical one-line summary is presented on Schedule No. 3. Individual developed and undeveloped properties are presented on Schedule No. 4.

CLASSIFICATION OF RESERVES

Reserve classifications are as defined by the Society of Petroleum Engineers (SPE), American Association of Petroleum Geologists (AAPG), World Petroleum Council (WPC), and Society of Petroleum Evaluation Engineers (SPEE).

Proved Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Proved Developed Non-Producing Reserves include shut-in and behind-pipe reserves. Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

Proved Undeveloped Reserves are quantities expected to be recovered through future investments: (1) from new wells on undrilled acreage in known accumulations, (2) from deepening existing wells to a different (but known) reservoir, (3) from infill wells that will increase recovery, or (4) where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

Probable Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves.

Possible Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable than Probable Reserves.

ESTIMATION OF RESERVES

The majority of the subject properties have not been producing for a considerable length of time. Where applicable, the estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves to economic limits.

Reserves anticipated from recently drilled wells were based upon analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, water production, and other pertinent factors were considered in the estimations of these reserves.

FUTURE NET CASH FLOW

Oil Income and Prices

The pricing used was based on a determination of a 12-month average price, calculated as the unweighted average of the monthly prices received for oil from TN-K Energy, for the 12-month period prior to the end of the reporting period.

Operating Expenses

Operating expenses were based upon actual operating costs charged by TN-K Energy or the respective operators, as supplied by the staff of TN-K Energy. All expenses were held constant throughout the life of each lease.

In the case of new wells or in areas where TN-K Energy did not provide operating information, the operating expenses were based on experience gained by Lee Keeling and Associates, Inc.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

GENERAL

Information upon which this estimate has been based was furnished by the staff of TN-K Energy or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of TN-K Energy.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, installation of lifting equipment, and remedial work

when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant oil prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

LKA7314

TN-K ENERGY
ESTIMATED RESERVES AND FUTURE NET REVENUE
ALL PROPERTIES
ALL RESERVES

DATE : 03/14/2013
TIME : 08:38:52
DBS : DEMO
SETTINGS : LKA0213
SCENARIO : LKA0213

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 01/2013

—END— MO-YEAR	GROSS OIL PRODUCTION —MBBLS—	GROSS GAS PRODUCTION —MMCF—	NET OIL PRODUCTION —MBBLS—	NET GAS PRODUCTION —MMCF—	NET OIL PRICE —$/BBL—	NET GAS PRICE —$/MCF—	NET OIL SALES —M$—	NET GAS SALES —M$—	TOTAL NET SALES —M$—
12-2013	59.388	0.000	6.730	0.000	90.690	0.000	610.388	0.000	610.388
12-2014	102.824	0.000	22.487	0.000	90.690	0.000	2039.370	0.000	2039.378
12-2015	75.322	0.000	18.549	0.000	90.690	0.000	1682.250	0.000	1682.250
12-2016	57.612	0.000	14.383	0.000	90.690	0.000	1304.391	0.000	1304.391
12-2017	46.718	0.000	11.446	0.000	90.690	0.000	1038.053	0.000	1038.053
12-2018	33.324	0.000	7.800	0.000	90.690	0.000	707.342	0.000	707.342
12-2019	25.604	0.000	5.787	0.000	90.690	0.000	524.796	0.000	524.796
12-2020	20.928	0.000	4.620	0.000	90.690	0.000	418.962	0.000	418.962
12-2021	17.674	0.000	3.830	0.000	90.690	0.000	347.367	0.000	347.367
12-2022	15.261	0.000	3.258	0.000	90.690	0.000	295.468	0.000	295.468
12-2023	13.414	0.000	2.832	0.000	90.690	0.000	256.789	0.000	256.789
12-2024	11.944	0.000	2.498	0.000	90.690	0.000	226.529	0.000	226.529
12-2025	10.748	0.000	2.230	0.000	90.690	0.000	202.233	0.000	202.233
12-2026	9.755	0.000	2.010	0.000	90.690	0.000	182.317	0.000	182.317
12-2027	8.918	0.000	1.827	0.000	90.690	0.000	165.712	0.000	165.712
S TOT	509.434	0.000	110.288	0.000	90.690	0.000	10001.975	0.000	10001.975
AFTER	109.436	0.000	17.373	0.000	90.690	0.000	1575.573	0.000	1575.573
TOTAL	618.870	0.000	127.661	0.000	90.690	0.000	11577.548	0.000	11577.548

—END— MO-YEAR	AD VALOREM TAX —M$—	PRODUCTION TAX —M$—	DIRECT OPER EXPENSE —M$—	INTEREST PAID —M$—	CAPITAL REPAYMENT —M$—	EQUITY INVESTMENT —M$—	FUTURE NET CASHFLOW —M$—	CUMULATIVE CASHFLOW —M$—	CUM. DISC. CASHFLOW —M$—
12-2013	0.000	20.899	5.492	0.000	0.000	165.456	418.541	418.541	401.100
12-2014	0.000	70.170	26.732	0.000	0.000	735.794	1206.682	1625.223	1444.357
12-2015	0.000	61.471	41.749	0.000	0.000	420.800	1158.230	2783.452	2398.589
12-2016	0.000	50.414	61.839	0.000	0.000	163.800	1038.337	3821.790	3101.565
12-2017	0.000	40.957	57.689	0.000	0.000	88.200	851.207	4672.996	3654.502
12-2018	0.000	27.471	58.454	0.000	0.000	0.000	621.417	5294.413	4022.451
12-2019	0.000	20.136	58.274	0.000	0.000	0.000	446.386	5740.799	4262.699
12-2020	0.000	15.976	57.959	0.000	0.000	0.000	345.028	6085.827	4431.512
12-2021	0.000	13.198	57.271	0.000	0.000	0.000	276.898	6362.725	4554.674
12-2022	0.000	11.201	56.396	0.000	0.000	0.000	227.871	6590.596	4646.816
12-2023	0.000	9.715	56.396	0.000	0.000	0.000	190.678	6781.274	4716.910
12-2024	0.000	8.557	56.396	0.000	0.000	0.000	161.576	6942.850	4770.906
12-2025	0.000	7.630	56.396	0.000	0.000	0.000	138.207	7081.057	4812.894
12-2026	0.000	6.872	56.396	0.000	0.000	0.000	119.049	7200.105	4845.773
12-2027	0.000	6.242	56.396	0.000	0.000	0.000	103.075	7303.180	4871.652
S TOT	0.000	370.908	753.837	0.000	0.000	1574.050	7303.180	7303.180	4871.652
AFTER	0.000	58.687	797.595	0.000	0.000	0.000	719.291	8022.470	4968.496
TOTAL	0.000	429.595	1551.432	0.000	0.000	1574.050	8022.471	8022.470	4968.496

	OIL	GAS
GROSS WELLS	166.0	0.0
GROSS ULT., MB & MMF	734.226	0.000
GROSS CUM., MB & MMF	115.355	0.000
GROSS RES., MB & MMF	618.870	0.000
NET RES., MB & MMF	127.661	0.000
NET REVENUE, M$	11577.546	0.000
INITIAL PRICE, $	90.690	0.000
INITIAL N.I., PCT.	37.380	0.000

LIFE, YRS.	62.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.28
DISCOUNTED PAYOUT, YRS.	0.28
UNDISCOUNTED NET/INVEST.	6.10
DISCOUNTED NET/INVEST.	4.61
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	22.225

P.W. %	P.W., M$
5.00	6117.310
10.00	4968.495
15.00	4182.039
20.00	3605.928
25.00	3164.860
30.00	2816.289
40.00	2301.146
60.00	1673.862
80.00	1310.365
100.00	1075.735

TN-K ENERGY
PROVED DEVELOPED PRODUCING RESERVES

DATE : 03/14/2013
TIME : 08:38:50
DBS : DEMO
SETTINGS : LKA0213
SCENARIO : LKA0213

R V 3 5 A N D E C O N O M I C S

AS OF DATE: 01/2013

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS-	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---
12-2013	22.663	0.000	1.862	0.000	90.690	0.000	168.847	0.000	168.847
12-2014	15.529	0.000	1.203	0.000	90.690	0.000	109.122	0.000	109.122
12-2015	11.743	0.000	0.891	0.000	90.690	0.000	80.775	0.000	80.775
12-2016	9.377	0.000	0.703	0.000	90.690	0.000	63.800	0.000	63.800
12-2017	7.760	0.000	0.579	0.000	90.690	0.000	52.460	0.000	52.460
12-2018	6.414	0.000	0.446	0.000	90.690	0.000	40.407	0.000	40.407
12-2019	5.387	0.000	0.343	0.000	90.690	0.000	31.100	0.000	31.100
12-2020	4.718	0.000	0.297	0.000	90.690	0.000	26.976	0.000	26.976
12-2021	4.193	0.000	0.263	0.000	90.690	0.000	23.861	0.000	23.861
12-2022	3.767	0.000	0.236	0.000	90.690	0.000	21.373	0.000	21.373
12-2023	3.413	0.000	0.213	0.000	90.690	0.000	19.317	0.000	19.317
12-2024	3.116	0.000	0.194	0.000	90.690	0.000	17.594	0.000	17.594
12-2025	2.861	0.000	0.178	0.000	90.690	0.000	16.130	0.000	16.130
12-2026	2.643	0.000	0.164	0.000	90.690	0.000	14.873	0.000	14.873
12-2027	2.452	0.000	0.152	0.000	90.690	0.000	13.782	0.000	13.782
S TOT	106.036	0.000	7.723	0.000	90.690	0.000	700.418	0.000	700.418
AFTER	38.123	0.000	2.372	0.000	90.690	0.000	215.107	0.000	215.107
TOTAL	144.159	0.000	10.095	0.000	90.690	0.000	915.525	0.000	915.525

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---
12-2013	0.000	6.374	1.626	0.000	0.000	0.000	160.847	160.847	153.366
12-2014	0.000	4.198	1.458	0.000	0.000	0.000	103.466	264.313	243.049
12-2015	0.000	3.135	1.458	0.000	0.000	0.000	76.183	340.496	303.090
12-2016	0.000	2.498	1.458	0.000	0.000	0.000	59.854	400.349	345.986
12-2017	0.000	2.053	1.458	0.000	0.000	0.000	48.949	449.299	377.833
12-2018	0.000	1.562	1.278	0.000	0.000	0.000	37.567	486.865	400.129
12-2019	0.000	1.101	1.098	0.000	0.000	0.000	28.820	515.686	415.640
12-2020	0.000	1.024	0.783	0.000	0.000	0.000	25.169	540.854	427.954
12-2021	0.000	0.907	0.720	0.000	0.000	0.000	22.235	563.089	437.846
12-2022	0.000	0.813	0.720	0.000	0.000	0.000	19.840	582.929	445.866
12-2023	0.000	0.735	0.720	0.000	0.000	0.000	17.862	600.791	452.432
12-2024	0.000	0.670	0.720	0.000	0.000	0.000	16.204	616.995	457.849
12-2025	0.000	0.615	0.720	0.000	0.000	0.000	14.796	631.791	462.341
12-2026	0.000	0.567	0.720	0.000	0.000	0.000	13.586	645.377	466.095
12-2027	0.000	0.526	0.720	0.000	0.000	0.000	12.536	657.914	469.242
S TOT	0.000	26.848	15.657	0.000	0.000	0.000	657.914	657.914	469.242
AFTER	0.000	8.149	32.730	0.000	0.000	0.000	174.228	832.142	486.372
TOTAL	0.000	34.998	48.387	0.000	0.000	0.000	832.142	832.142	486.372

	OIL	GAS
GROSS WELLS	63.0	0.0
GROSS ULT., MB & MMF	258.782	0.000
GROSS CUM., MB & MMF	114.622	0.000
GROSS RES., MB & MMF	144.159	0.000
NET RES., MB & MMF	10.095	0.000
NET REVENUE, M$	915.525	0.000
INITIAL PRICE, $	90.690	0.000
INITIAL N.I., PCT.	17.380	0.000

LIFE, YRS.	62.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	0.00
DISCOUNTED NET/INVEST.	0.00
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	3.897

P.W. %	P.W., M$
5.00	594.427
10.00	486.372
15.00	420.933
20.00	375.542
25.00	341.584
30.00	314.927
40.00	275.272
60.00	225.192
80.00	194.132
100.00	172.680

TN-K ENERGY
PROVED DEVELOPED NON-PRODUCING RESERVES

DATE : 05/14/2013
TIME : 08:36:30
DBS : [illegible]
SETTINGS : LKA0213
SCENARIO : LKA0213

V E S A N D E C O N O M I C S

AS OF DATE: 01/2013

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---
12-2013	0.773	0.000	0.435	0.000	90.690	0.000	39.445	0.000	39.445
12-2014	1.418	0.000	0.954	0.000	90.690	0.000	86.503	0.000	86.503
12-2015	0.797	0.000	0.515	0.000	90.690	0.000	46.660	0.000	46.660
12-2016	0.545	0.000	0.343	0.000	90.690	0.000	31.329	0.000	31.329
12-2017	0.409	0.000	0.256	0.000	90.690	0.000	23.253	0.000	23.253
12-2018	0.324	0.000	0.202	0.000	90.690	0.000	18.307	0.000	18.307
12-2019	0.267	0.000	0.165	0.000	90.690	0.000	14.989	0.000	14.989
12-2020	0.225	0.000	0.139	0.000	90.690	0.000	12.620	0.000	12.620
12-2021	0.182	0.000	0.114	0.000	90.690	0.000	10.347	0.000	10.347
12-2022	0.142	0.000	0.092	0.000	90.690	0.000	8.376	0.000	8.376
12-2023	0.126	0.000	0.082	0.000	90.690	0.000	7.411	0.000	7.411
12-2024	0.113	0.000	0.073	0.000	90.690	0.000	6.630	0.000	6.630
12-2025	0.112	0.000	0.066	0.000	90.690	0.000	5.986	0.000	5.986
12-2026	0.093	0.000	0.060	0.000	90.690	0.000	5.447	0.000	5.447
12-2027	0.085	0.000	0.055	0.000	90.690	0.000	4.989	0.000	4.989
S TOT	5.600	0.000	3.554	0.000	90.690	0.000	322.293	0.000	322.293
AFTER	0.396	0.000	0.265	0.000	90.690	0.000	24.029	0.000	24.029
TOTAL	5.996	0.000	3.819	0.000	90.690	0.000	346.322	0.000	346.322

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW M$	CUM. DISC. CASHFLOW ---M$---
12-2013	0.000	1.572	2.201	0.000	0.000	17.256	18.416	18.616	17.637
12-2014	0.000	3.706	5.714	0.000	0.000	0.000	77.084	95.499	84.452
12-2015	0.000	1.979	5.714	0.000	0.000	0.000	38.959	134.468	115.159
12-2016	0.000	1.321	5.714	0.000	0.000	0.000	24.294	158.763	132.562
12-2017	0.000	0.978	5.714	0.000	0.000	0.000	16.562	175.325	143.349
12-2018	0.000	0.768	5.714	0.000	0.000	0.000	11.826	187.151	150.349
12-2019	0.000	0.628	5.714	0.000	0.000	0.000	8.647	195.798	155.003
12-2020	0.000	0.528	5.714	0.000	0.000	0.000	5.378	202.176	158.124
12-2021	0.000	0.438	5.089	0.000	0.000	0.000	4.820	206.996	160.266
12-2022	0.000	0.363	4.214	0.000	0.000	0.000	3.799	210.796	161.803
12-2023	0.000	0.321	4.214	0.000	0.000	0.000	2.877	213.672	162.860
12-2024	0.000	0.287	4.214	0.000	0.000	0.000	2.130	215.802	163.572
12-2025	0.000	0.257	4.214	0.000	0.000	0.000	1.514	217.316	164.032
12-2026	0.000	0.236	4.214	0.000	0.000	0.000	0.998	218.314	164.307
12-2027	0.000	0.216	4.214	0.000	0.000	0.000	0.560	218.873	164.448
S TOT	0.000	13.599	72.565	0.000	0.000	17.256	218.873	218.873	164.448
AFTER	0.000	1.077	25.226	0.000	0.000	0.000	-2.274	216.600	164.173
TOTAL	0.000	14.676	97.791	0.000	0.000	17.256	216.600	216.600	164.173

	OIL	GAS
GROSS WELLS	7.0	0.0
GROSS ULT., MB & MMF	6.729	0.000
GROSS CUM., MB & MMF	0.733	0.000
GROSS RES., MB & MMF	5.996	0.000
NET RES., MB & MMF	3.819	0.000
NET REVENUE, M$	346.322	0.000
INITIAL PRICE, $	90.690	0.000
INITIAL N.I., PCT.	56.274	0.000

LIFE, YRS.	26.83
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.48
DISCOUNTED PAYOUT, YRS.	0.48
UNDISCOUNTED NET/INVEST.	13.55
DISCOUNTED NET/INVEST.	11.05
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	76.935

P.W. %	P.W., M$
5.00	187.044
10.00	164.173
15.00	146.151
20.00	131.651
25.00	119.794
30.00	109.825
40.00	94.199
60.00	73.322
80.00	60.025
100.00	50.835

TN-K ENERGY
PROVED UNDEVELOPED RESERVES

DATE : 03/14/2013
TIME : 08:30:30
DBS : DEMO
SETTINGS : LKA0213
SCENARIO : LKA0213

'ES AND ECONOMICS

AS OF DATE: 01/2013

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---
12-2013	13.172	0.000	0.828	0.000	90.690	0.000	75.050	0.000	75.050
12-2014	14.731	0.000	2.207	0.000	90.690	0.000	200.158	0.000	200.158
12-2015	8.105	0.000	1.139	0.000	90.690	0.000	103.340	0.000	103.340
12-2016	5.217	0.000	0.705	0.000	90.690	0.000	63.910	0.000	63.910
12-2017	3.903	0.000	0.501	0.000	90.690	0.000	45.466	0.000	45.466
12-2018	3.051	0.000	0.384	0.000	90.690	0.000	34.867	0.000	34.867
12-2019	2.486	0.000	0.309	0.000	90.690	0.000	28.038	0.000	28.038
12-2020	2.086	0.000	0.257	0.000	90.690	0.000	23.299	0.000	23.299
12-2021	1.789	0.000	0.219	0.000	90.690	0.000	19.834	0.000	19.834
12-2022	1.560	0.000	0.190	0.000	90.690	0.000	17.202	0.000	17.202
12-2023	1.380	0.000	0.167	0.000	90.690	0.000	15.137	0.000	15.137
12-2024	1.233	0.000	0.149	0.000	90.690	0.000	13.481	0.000	13.481
12-2025	1.113	0.000	0.134	0.000	90.690	0.000	12.126	0.000	12.126
12-2026	1.012	0.000	0.121	0.000	90.690	0.000	10.997	0.000	10.997
12-2027	0.927	0.000	0.111	0.000	90.690	0.000	10.045	0.000	10.045
S TOT	61.866	0.000	7.420	0.000	90.690	0.000	672.950	0.000	672.950
AFTER	13.729	0.000	1.219	0.000	90.690	0.000	110.585	0.000	110.585
TOTAL	75.595	0.000	8.640	0.000	90.690	0.000	783.535	0.000	783.535

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---
12-2013	0.000	2.528	0.270	0.000	0.000	37.800	34.452	34.452	33.978
12-2014	0.000	8.409	3.870	0.000	0.000	63.000	124.879	159.331	140.452
12-2015	0.000	4.301	4.320	0.000	0.000	0.000	94.719	254.050	215.085
12-2016	0.000	2.635	4.323	0.000	0.000	0.000	56.955	311.005	255.883
12-2017	0.000	1.865	4.320	0.000	0.000	0.000	39.281	350.286	281.476
12-2018	0.000	1.425	4.320	0.000	0.000	0.000	29.122	379.408	298.711
12-2019	0.000	1.143	4.320	0.000	0.000	0.000	22.574	401.983	310.860
12-2020	0.000	0.948	4.320	0.000	0.000	0.000	18.030	420.013	319.602
12-2021	0.000	0.806	4.320	0.000	0.000	0.000	14.708	434.721	326.224
12-2022	0.000	0.699	4.320	0.000	0.000	0.000	12.182	446.903	331.150
12-2023	0.000	0.614	4.320	0.000	0.000	0.000	10.203	457.106	334.902
12-2024	0.000	0.547	4.320	0.000	0.000	0.000	8.615	465.721	337.780
12-2025	0.000	0.491	4.320	0.000	0.000	0.000	7.314	473.035	340.002
12-2026	0.000	0.445	4.320	0.000	0.000	0.000	6.232	479.267	341.723
12-2027	0.000	0.407	4.320	0.000	0.000	0.000	5.319	484.586	343.059
S TOT	0.000	27.264	60.300	0.000	0.000	100.800	484.586	484.586	343.059
AFTER	0.000	4.189	56.700	0.000	0.000	0.000	49.696	534.282	347.838
TOTAL	0.000	31.453	117.000	0.000	0.000	100.800	534.282	534.282	347.838

	OIL	GAS
GROSS WELLS	11.0	0.0
GROSS ULT., MB & MMF	75.595	0.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	75.595	0.000
NET RES., MB & MMF	8.640	0.000
NET REVENUE, M$	783.535	0.000
INITIAL PRICE, $	90.690	0.000
INITIAL N.I., PCT.	5.283	0.000

LIFE, YRS.	61.50
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.57
DISCOUNTED PAYOUT, YRS.	0.57
UNDISCOUNTED NET/INVEST.	6.30
DISCOUNTED NET/INVEST.	4.81
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	9.495

P.W. %	P.W., M$
5.00	415.421
10.00	347.839
15.00	300.835
20.00	265.483
25.00	237.713
30.00	215.240
40.00	181.018
60.00	137.265
80.00	110.568
100.00	92.697

TN-K ENERGY
PROBABLE RESERVES

DATE : 03/14/2013
TIME : 08:38:31
DBS : DEMO
SETTINGS : LKA0213
SCENARIO : LKA0213

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 01/2013

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS--	GROSS GAS PRODUCTION --MMCF--	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION --MMCF--	NET OIL PRICE --$/BBL--	NET GAS PRICE --$/MCF--	NET OIL SALES --M$--	NET GAS SALES --M$--	TOTAL NET SALES --M$--
12-2013	18.503	0.000	3.157	0.000	90.690	0.000	286.510	0.000	286.510
12-2014	51.225	0.000	7.444	0.000	90.690	0.000	675.057	0.000	675.057
12-2015	22.409	0.000	6.290	0.000	90.690	0.000	570.425	0.000	570.425
12-2016	13.540	0.000	3.596	0.000	90.690	0.000	326.036	0.000	326.036
12-2017	9.361	0.000	2.415	0.000	90.690	0.000	219.029	0.000	219.029
12-2018	7.091	0.000	1.799	0.000	90.690	0.000	163.159	0.000	163.159
12-2019	5.654	0.000	1.421	0.000	90.690	0.000	128.885	0.000	128.885
12-2020	4.686	0.000	1.167	0.000	90.690	0.000	105.812	0.000	105.812
12-2021	3.976	0.000	0.985	0.000	90.690	0.000	89.289	0.000	89.289
12-2022	3.442	0.000	0.848	0.000	90.690	0.000	76.918	0.000	76.918
12-2023	3.024	0.000	0.742	0.000	90.690	0.000	67.336	0.000	67.336
12-2024	2.690	0.000	0.658	0.000	90.690	0.000	59.715	0.000	59.715
12-2025	2.417	0.000	0.590	0.000	90.690	0.000	53.522	0.000	53.522
12-2026	2.190	0.000	0.534	0.000	90.690	0.000	48.399	0.000	48.399
12-2027	1.997	0.000	0.486	0.000	90.690	0.000	44.090	0.000	44.098
S TOT	132.220	0.000	32.134	0.000	90.690	0.000	2914.188	0.000	2914.188
AFTER	24.455	0.000	4.935	0.000	90.690	0.000	447.513	0.000	447.513
TOTAL	156.675	0.000	37.068	0.000	90.690	0.000	3361.701	0.000	3361.701

--END-- MO-YEAR	AD VALOREM TAX --M$--	PRODUCTION TAX --M$--	DIRECT OPER EXPENSE --M$--	INTEREST PAID --M$--	CAPITAL REPAYMENT --M$--	EQUITY INVESTMENT --M$--	FUTURE NET CASHFLOW --M$--	CUMULATIVE CASHFLOW --M$--	CUM. DISC. CASHFLOW --M$--
12-2013	0.000	8.827	0.795	0.000	0.000	55.200	221.688	221.688	211.681
12-2014	0.000	23.980	6.260	0.000	0.000	422.600	223.237	444.925	409.109
12-2015	0.000	22.067	14.280	0.000	0.000	50.400	483.678	928.603	789.278
12-2016	0.000	12.365	14.820	0.000	0.000	0.000	298.851	1227.454	1003.361
12-2017	0.000	8.191	14.820	0.000	0.000	0.000	196.018	1423.473	1131.013
12-2018	0.000	6.055	14.820	0.000	0.000	0.000	142.284	1565.757	1215.249
12-2019	0.000	4.759	14.820	0.000	0.000	0.000	109.305	1675.062	1274.077
12-2020	0.000	3.894	14.820	0.000	0.000	0.000	87.098	1762.160	1316.693
12-2021	0.000	3.278	14.820	0.000	0.000	0.000	71.191	1833.351	1348.358
12-2022	0.000	2.818	14.820	0.000	0.000	0.000	59.279	1892.631	1372.228
12-2023	0.000	2.463	14.820	0.000	0.000	0.000	50.052	1942.683	1390.728
12-2024	0.000	2.182	14.820	0.000	0.000	0.000	42.713	1985.396	1405.002
12-2025	0.000	1.954	14.820	0.000	0.000	0.000	36.748	2022.145	1416.166
12-2026	0.000	1.765	14.820	0.000	0.000	0.000	31.814	2053.959	1424.953
12-2027	0.000	1.607	14.820	0.000	0.000	0.000	27.671	2081.629	1431.900
S TOT	0.000	105.185	199.175	0.000	0.000	528.200	2081.629	2081.629	1431.900
AFTER	0.000	15.838	217.575	0.000	0.000	0.000	214.099	2295.729	1459.237
TOTAL	0.000	121.023	416.750	0.000	0.000	528.200	2295.729	2295.729	1459.237

	OIL	GAS
GROSS WELLS	29.0	0.0
GROSS ULT., MB & MMF	156.675	0.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	156.675	0.000
NET RES., MB & MMF	37.068	0.000
NET REVENUE, M$	3361.701	0.000
INITIAL PRICE, $	90.690	0.000
INITIAL N.I., PCT.	17.074	0.000

LIFE, YRS.	61.75
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.20
DISCOUNTED PAYOUT, YRS.	0.20
UNDISCOUNTED NET/INVEST.	5.35
DISCOUNTED NET/INVEST.	4.20
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	23.780

P.W. %	P.W., M$
5.00	1771.373
10.00	1459.237
15.00	1245.606
20.00	1098.256
25.00	966.895
30.00	870.233
40.00	725.807
60.00	546.596
80.00	440.505
100.00	370.872

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

TN-K ENERGY
POSSIBLE RESERVES

DATE : 03/14/2013
TIME : 08:38:52
DBS : DEMO
SETTINGS : LKA0213
SCENARIO : LKA0213

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 01/2013

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF----	NET OIL PRODUCTION ----MBBLS----	NET GAS PRODUCTION ----MMCF----	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ----M$----	NET GAS SALES ----M$----	TOTAL NET SALES ----M$----
12-2013	4.277	0.000	0.447	0.000	90.690	0.000	40.536	0.000	40.536
12-2014	39.921	0.000	10.680	0.000	90.690	0.000	968.539	0.000	968.535
12-2015	32.268	0.000	9.715	0.000	90.690	0.000	881.050	0.000	881.050
12-2016	28.834	0.000	9.034	0.000	90.690	0.000	819.315	0.000	819.315
12-2017	25.286	0.000	7.695	0.000	90.690	0.000	697.844	0.000	697.894
12-2018	16.444	0.000	4.969	0.000	90.690	0.000	450.602	0.000	450.602
12-2019	11.601	0.000	3.548	0.000	90.690	0.000	321.785	0.000	321.798
12-2020	9.212	0.000	2.759	0.000	90.690	0.000	250.255	0.000	250.255
12-2021	7.538	0.000	2.250	0.000	90.690	0.000	204.035	0.000	204.039
12-2022	6.349	0.000	1.892	0.000	90.690	0.000	171.601	0.000	171.601
12-2023	5.478	0.000	1.627	0.000	90.690	0.000	147.507	0.000	147.597
12-2024	4.792	0.000	1.424	0.000	90.690	0.000	129.100	0.000	129.108
12-2025	4.254	0.000	1.262	0.000	90.690	0.000	114.469	0.000	114.469
12-2026	3.817	0.000	1.131	0.000	90.690	0.000	102.601	0.000	102.631
12-2027	3.455	0.000	1.023	0.000	90.690	0.000	92.798	0.000	92.798
S TOT	203.712	0.000	59.457	0.000	90.690	0.000	5392.126	0.000	5392.126
AFTER	32.733	0.000	8.582	0.000	90.690	0.000	778.340	0.000	778.340
TOTAL	236.445	0.000	68.039	0.000	90.690	0.000	6170.466	0.000	6170.466

--END-- MO-YEAR	AD VALOREM TAX -----M$-----	PRODUCTION TAX -----M$-----	DIRECT OPER EXPENSE -----M$-----	INTEREST PAID -----M$-----	CAPITAL REPAYMENT -----M$-----	EQUITY INVESTMENT -----M$-----	FUTURE NET CASHFLOW -----M$-----	CUMULATIVE CASHFLOW -----M$-----	CUM. DISC. CASHFLOW -----M$-----
12-2013	0.000	1.598	0.600	0.000	0.000	55.200	-16.863	-16.863	-15.560
12-2014	0.000	30.897	9.431	0.000	0.000	250.154	678.016	661.154	567.295
12-2015	0.000	25.990	18.978	0.000	0.000	370.400	464.681	1125.835	935.933
12-2016	0.000	31.605	25.528	0.000	0.000	163.800	598.383	1724.218	1363.777
12-2017	0.000	27.871	31.378	0.000	0.000	88.200	550.396	2274.614	1720.838
12-2018	0.000	17.660	32.323	0.000	0.000	0.000	400.619	2675.233	1953.014
12-2019	0.000	12.424	32.323	0.000	0.000	0.000	277.039	2952.271	2107.118
12-2020	0.000	9.581	32.323	0.000	0.000	0.000	208.352	3160.624	2209.060
12-2021	0.000	7.768	32.323	0.000	0.000	0.000	163.944	3324.567	2281.981
12-2022	0.000	6.508	32.323	0.000	0.000	0.000	132.771	3457.338	2335.669
12-2023	0.000	5.581	32.323	0.000	0.000	0.000	109.683	3567.021	2375.908
12-2024	0.000	4.872	32.323	0.000	0.000	0.000	91.914	3658.935	2406.704
12-2025	0.000	4.312	32.323	0.000	0.000	0.000	77.835	3736.770	2430.351
12-2026	0.000	3.859	32.323	0.000	0.000	0.000	66.419	3803.189	2448.695
12-2027	0.000	3.486	32.323	0.000	0.000	0.000	56.989	3860.178	2463.003
S TOT	0.000	198.014	406.140	0.000	0.000	927.794	3860.178	3860.178	2463.003
AFTER	0.000	29.434	465.365	0.000	0.000	0.000	283.541	4143.719	2510.875
TOTAL	0.000	227.447	871.504	0.000	0.000	927.794	4143.719	4143.719	2510.875

	OIL	GAS
GROSS WELLS	55.0	0.0
GROSS ULT., MB & MMF	236.445	0.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	236.445	0.000
NET RES., MB & MMF	68.039	0.000
NET REVENUE, M$	6170.464	0.000
INITIAL PRICE, $	90.690	0.000
INITIAL N.I., PCT.	10.450	0.000

LIFE, YRS.	61.92
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	1.02
DISCOUNTED PAYOUT, YRS.	1.03
UNDISCOUNTED NET/INVEST.	5.47
DISCOUNTED NET/INVEST.	4.39
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	28.259

P.W. %	P.W., M$
5.00	3149.044
10.00	2510.875
15.00	2068.514
20.00	1744.996
25.00	1498.912
30.00	1306.059
40.00	1024.850
60.00	691.487
80.00	505.113
100.00	388.652

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.